Exhibit 99.1

INVESTOR CONTACT: Kris Block (610) 293-0600

SAFEGUARD ANNOUNCES IMPROVED THIRD QUARTER RESULTS
Reports Continued Progress on Implementation of Its Strategy

Wayne, PA, October 29, 2003 – Safeguard Scientifics, Inc. (NYSE: SFE), a leader in building and operating technology companies, today announced its operating results for the third quarter ended September 30, 2003.

“Through our sales of our interests in certain legacy companies in accordance with our strategy, we significantly strengthened our balance sheet, “ said Anthony L. Craig, Safeguard’s President and Chief Executive Officer. “These transactions will further enable us to focus on our existing strategic companies and provide us with the resources to consider other strategic investments.”

Financial Highlights

Safeguard’s consolidated revenue for the third quarter of 2003 was $374 million, compared with $443 million for the third quarter of 2002. The decline is due to a decrease in revenue at CompuCom, partially offset by the inclusion of Alliance Consulting’s revenue subsequent to the acquisition in 2002.

For the quarter ended September 30, 2003, Safeguard reported net income of $18.2 million, or diluted income per share of $0.15, compared with a net loss of ($23.3) million, or a ($0.20) diluted loss per share in the third quarter of 2002. For the nine months ended September 30, 2003, Safeguard reported a net loss of ($0.4) million or a diluted loss per share of ($0.02), compared with a net loss of ($97.9) million, or a diluted loss per share of ($0.85) in the same period of 2002 (excluding the cumulative effect of change in accounting principle). Including the cumulative change in accounting principle, the loss in 2002 was ($119.3) million, or a diluted loss per share of ($1.03). Included in the results for the three months ended September 30, 2003 is $30.0 million of gains related to the sales of the remainder of our shares in Internet Capital Group and the sale of our interest in Kanbay. Included in the results for the nine months ended September 30, 2003 is $42.6 million of gains related to our sales of DocuCorp, Internet Capital Group, Kanbay and PacWest.

As of September 30, 2003, Safeguard’s parent company cash balance was $157 million and the market value of its ownership of public company marketable securities was $179 million. Safeguard’s parent company cash balance was $144 million and the market value of its public company marketable securities was $188 million as of October 28, 2003.

“We continue to demonstrate real progress by strengthening our strategic companies and exiting our legacy investments,” noted Chris Davis, Managing Director and CFO. “The merger of Mantas and Sotas and our significant investment in the combined company will reinforce their leadership position, fund future growth and increase Safeguard’s ownership of the company.”

Web Cast

Safeguard will host a Web cast on October 29, 2003 at 5:00 p.m. ET to discuss third quarter 2003 results. You can access the Web cast, which will be accompanied by slides, at the Safeguard Web site at www.safeguard.com. The conference call is also available via a toll-free number. For listen only access, please call the toll-free number 877-818-2521 by 4:55 p.m.

About Safeguard (www.safeguard.com)

Safeguard Scientifics, Inc. (NYSE: SFE) is an operating company creating long-term value by taking controlling interest in and developing its companies through superior operations and management. Safeguard operates businesses that provide business decision and life science software-based product and service solutions.

Forward-Looking Statements

The statements contained in this press release and attachments that are not historical facts are forward-looking statements that involve certain risks and uncertainties, including risks associated with the uncertainty of future performance of our companies, acquisitions of additional companies and dispositions of companies, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, our ability to execute our business strategy and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

NOTE TO EDITORS: Safeguard is a service mark of Safeguard Scientifics, Inc.

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2003	2002	2003	2002

Revenue	$373,740	$443,056	$1,163,651	$1,246,712
Total operating expenses	378,756	450,003	1,189,814	1,269,625

	(5,016)	(6,947)	(26,163)	(22,913)
Other income (loss), net	31,205	(4,476)	48,277	(13,404)
Impairment — related party	—	—	(659)	—
Interest Income	881	2,022	2,766	6,349
Interest and financing expense	(3,429)	(7,657)	(10,350)	(20,680)

Income (loss) before income taxes, minority interest, equity loss and cumulative effect of change in accounting principle	23,641	(17,058)	13,871	(50,648)
Income tax expense	(1,060)	(2,168)	(3,917)	(5,230)
Minority interest	(726)	667	(629)	(782)
Equity loss	(3,613)	(4,691)	(9,772)	(41,237)

Net income (loss) before change in accounting principle	18,242	(23,250)	(447)	(97,897)
Cumulative effect of change in accounting principle (a)	—	—	—	(21,390)

Net Income (Loss)	$18,242	$(23,250)	$(447)	$(119,287)

Basic income (loss) per share
Prior to cumulative effect of change in accounting principle	$0.15	$(0.20)	$0.00	$(0.83)
Cumulative effect of change in accounting principle	—	—	—	(0.18)

	$0.15	$(0.20)	$0.00	$(1.01)

Diluted income (loss) per share
Prior to cumulative effect of change in accounting principle	$0.15	$(0.20)	$(0.02)	$(0.85)
Cumulative effect of change in accounting principle	—	—	—	(0.18)

	$0.15	$(0.20)	$(0.02)	$(1.03)

Weighted average shares outstanding
— basic	118,580	117,857	118,365	117,652
— diluted	120,622	117,857	118,365	117,652

(a)	We adopted the provisions of SFAS 142, “Goodwill and Other Intangible Assets” which required that transitional impairment losses for goodwill, and negative goodwill be included as a cumulative change as of January 1, 2002.

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2003	2002

	(unaudited)
Assets
Current Assets
Cash and cash equivalents, restricted cash and short-term investments
— Parent	$156,588	$126,334
— Subsidiaries	142,021	142,065
Accounts receivable	135,477	179,668
Inventories	36,341	30,181
Trading securities	—	832
Prepaid expenses and other current assets	12,452	13,045

Total current assets	482,879	492,125
Property and equipment, net	34,674	38,610
Ownership interests in and advances to affiliates	56,271	74,859
Available-for-sale securities	—	4,548
Intangible assets, net	13,023	18,580
Goodwill, net	215,019	206,815
Deferred taxes	215	1,210
Other	22,927	31,919

Total Assets	$825,008	$868,666

Liabilities and Shareholders’ Equity
Total current liabilities	$199,249	$249,979
Long-term debt	2,771	1,998
Minority interest	137,261	130,384
Other long-term liabilities	14,723	14,032
Convertible subordinated notes (5%, due June 2006)	200,000	200,000
Total shareholders’ equity	271,004	272,273

Total Liabilities and Shareholders’ Equity	$825,008	$868,666

Certain prior year amounts have been reclassified to conform to the current year presentation.

Safeguard Scientifics, Inc.
Results of Segment Operations
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2003	2002	2003	2002

Summary
Strategic Initiative	$(5,085)	$(9,669)	$(23,267)	$(23,403)
Legacy	28,963	(8,415)	42,396	(54,116)
CompuCom	2,172	5,459	8,995	13,327

Total segments	26,050	(12,625)	28,124	(64,192)
Corporate operations	(6,748)	(8,457)	(24,654)	28,475)
Income tax expense	(1,060)	(2,168)	(3,917)	(5,230)

	18,242	(23,250)	(447)	(97,897)
Cumulative effect of change in accounting principle	—	—	—	(21,390)

	$18,242	$(23,250)	$(447)	$(119,287)

Strategic Initiative
Revenue	$31,978	$14,364	$90,393	$35,074
Net Loss	$(5,085)	$(9,669)	$(23,267)	$(23,403)
Legacy
Revenue	$11,033	$14,612	$34,330	$44,431
Net income (loss)	$28,963	$(8,415)	$42,396	$(54,116)
Compucom
Revenue	$330,659	$414,066	$1,038,684	$1,167,156
Net income	$2,172	$5,459	$8,995	$13,327